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McDermott International, Inc.

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EXPLANATORY NOTE

Beginning on May 4, 2015, the following materials are being provided to certain stockholders of McDermott International, Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2015 Annual Meeting of Stockholders to be held on May 8, 2015.

McDERMOTT

Shareholder Outreach

May 2015

© Copyright 2015 McDermott International, Inc. All Rights Reserved

Forward-Looking Statements In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements made in connection with this presentation which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott’s actual results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in project design or schedules, the availability of qualified personnel, changes in the scope or timing of contracts, and contract cancellations, change orders and other modifications. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. This presentation reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement. McDERMOTT 1

Executive Summary We are one of the largest U.S.-based engineering and construction companies exclusively Our focused on the upstream offshore oil and gas sector Business Model Integrated resources include ~13,800 employees* and a diversified fleet of marine vessels, fabrication facilities and engineering offices The business experienced a sharp downturn in Q4 ‘13 and Q1 ‘14

State of the Business in Our CEO David Dickson, who joined us in October 2013, implemented a set of turnaround objectives in Q1 ‘14

Early 2014 Despite the challenging environment, we executed against these objectives to provide liquidity to the business and reorganize into a stronger organization 2014 Compensation Composition of annual awards and long-term incentives match our business needs Decisions Reflect the State A single metric for our performance shares ties directly to our primary business objective of the Business Compensation disclosure practices account for competitive sensitivities

Compensation Committee seeks to provide compensation opportunities for employees Compensation is Closely targeted within 15% of the median compensation of comparable positions in our market Linked to Performance Compensation provides a reasonable and appropriate mix of cash and equity, annual and longer-term incentives and performance metrics

The Board consists of highly qualified, independent directors with a diverse range of

Strong and Engaged backgrounds, skillsets and a focus on refreshment Board Shareholder input is greatly valued and the Board takes investor feedback seriously *Figure as of December 31, 2014 McDERMOTT 2

About McDermott

Industry leader focused on designing and executing complex offshore oil and gas projects worldwide

Integrated capabilities offer differentiated solutions to customers

Only U.S.-headquartered company with offshore, upstream engineering, procurement, construction and installation (“EPCI”) services on a global scale

Engineering Procurement Construction Installation

Project and Risk Management

Studies and conceptual Negotiating, purchasing, Topsides & onshore Heavy-lift designs transporting and quality modules Floatover install Front-End Engineering & assurance Jackets, piles & Services S-Lay, J-Lay, Flex-Lay and / Design (“FEED”) Global sourcing compliant towers Reel-Lay

Detailed engineering & Deep local knowledge TLPs, SPARs, FPSOs Subsea installation design Strong supplier relations Subsea hardware Capabilities Transportation & installation engineering

McDERMOTT 3

Company Transition Impacted Our Pay Program

When 2014 compensation decisions were made, our Company had been battling three years of operating in a difficult business environment In Q1 2014, the business had significantly deteriorated as our new CEO stepped in to execute on our turnaround plan

Our compensation programs for 2014 reflect these business realities Significant Events Necessitated Changes to Our Compensation Program Oct ‘13: Mar ‘14: Apr ‘14:

David Dickson joins All financial Refinanced our existing McDermott as COO guidance is credit agreement, issued and CEO designee withdrawn senior notes and tangible equity units Dec ‘13: Jan – Aug ‘14:

Stephen Johnson retires from his positions Executive changes: as Chairman, President and CEO • EVP & CFO

David Dickson is appointed President and EVP Offshore CEO and becomes a member of the Board EVP Subsea

SVP HR Regional vice presidents McDERMOTT 4

2014 Compensation Plan Overview

Element Description Primary Objectives

Base Annual fixed cash compensation Attract and retain qualified executives Salary

Cash-based compensation Motivate and reward executives for significant Annual Bonus plan is funded based on financial goals contributions towards achievement of business Incentive and bonuses are allocated based on financial, goals corporate and individual goals

Long-term stock-based compensation Align executives’ interests with those of

Long-Term Equity Mix of performance shares and time-based stockholders, focusing on long-term results Incentives awards (restricted stock units) Provide stability and support the retention of

3 year measurement period key employees during complex transition CEO Compensation at Target

Annual Incentive Award Base Salary 100% performance-based 85% 15%

Restricted Stock Annual Incentive Performance goals: Variable Units 15% • Financial performance (50%) 42% • Corporate performance (25%) Compensation Performance •

Individual performance (25%) Shares 28% Performance Shares

100% performance-based over three-year performance period Performance metric: 5 Cumulative consolidated operating income (100%) 5

Our Compensation Program has Evolved to Adapt to Company Transition and Turnaround

Financial 100%

Where We Were

2013

Corporate N/A

Performance

Metrics§

Individual *

Financial 50%

Where We Are

2014

Corporate 25%

Performance Metrics

Individual 25%

Financial 100%***

Where We’re Going

2015

Corporate N/A

Performance Metrics

Individual *

Threshold Target Maximum

Operating Income** $159M $227M $273M

Threshold Target Maximum

Operating Income** N/A $0 $50M Free Cash Flow** $(560)M $(450)M $(335)M Order Intake** $2,550M $3,400M $4,250M Order Intake Margin Competitively Sensitive

Same four plan components as 2014

Corporate performance goals metric eliminated from plan in 2015

* The level of achievement against Individual Performance Metrics may result in an adjustment to the calculated bonus amount

** Historical financial performance goals should not be construed as financial guidance or an indication of McDermott’s current expectations of future financial performance *** Financial metric result adjusted by a factor (the “MPI Modifier”) based on McDermott’s achievement of established goals relating to plan to increase company profitability and operational flexibility

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Evolution of Long-Term Incentive Award Program

Performance Shares 50%

Where We Were

2013

RSUs 25%

Award Composition

Stock Options 25%

Performance Shares 40%

Where We Are

2014

RSUs 60%

Award Composition

Stock Options 0%

Performance Shares 50%

Where We’re Going

2015

RSUs 50%

Award Composition

Stock Options 0%

Threshold Target Maximum

3-Year ROIC*,** 10% 13% 16% % of Target Earned 50% 100% 150%

Threshold Target Maximum

Cumulative Consolidated $150M $180M $210M

Operating Income**

% of Target Earned 50% 100% 150%

Cumulative Order Intake

Performance shares return to 50% weighting in 2015

* Also subject to a relative TSR multiplier which can modify the ROIC award percentage by 66% to 133%

** Historical financial performance goals should not be construed as financial guidance or an indication of McDermott’s current expectations of future financial performance

7

Negative Discretion Utilized for 2014 Annual Awards

1.015x

0.5x

0.15x

0.5x

(36%)

(51%)

Annual Incentive Calculated Funding Actual Bonus Pool CEO Award

Calculated bonus pool funding based on 2014 financial performance

Following the recommendation of management, the Compensation Committee reduced bonus pool funding to 0.5x of target

Based on his achievement of corporate and individual performance goals, Mr. Dickson’s net award was 0.65x of target, 36% below the calculated pool funding amount

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Annual awards in 2014 for NEOs were reduced by 36 to 61% due to the application of negative discretion Additional Compensation-Related Information CEO Target Pay $7.5M ? Reasonable CEO Compensation • 2014 Target CEO pay was below the $5.7M $5.9M median of our peers $5.2M • Annual award was reduced by 36% by application of negative discretion • Long-term incentive award was subject to a letter agreement executed by the CEO when joining the company CEO Target 25th 50th 75th Peer Group Percentile Base Salary Annual Incentive Long-Term Incentive ? Discretionary Bonuses • Based upon the effort and success of the critical $1.5 billion financing, discretionary bonuses were paid to the GC and (now former) CFO o Represented less than 3% of total compensation for the year for each ? Peer Selection • In November 2013, we eliminated three larger peers and one smaller peer • CEO pay was targeted below median of peer group ? Use of Discretion • Historical use has been limited and situation specific • Annual awards in 2014 for NEOs were reduced by 36% to 61% due to the application of negative discretion 99 McDERMOTT

Compensation Practices Align Executive Pay with Company and Individual Performance What We Do 9 Clawback policy 9 Long-term incentive compensation is subject to forfeiture 9 Annual incentive compensation is subject to linear and capped payouts 9 Use of multiple performance metrics 9 Significant stock ownership guidelines for directors and executive officers 9 Board conducts annual risk assessment of executive compensation program 9 Double-trigger change-in-control agreements 9 Annual review of share utilization 9 Independent compensation consultant What We Don’t Do No repricing of underwater stock options No excise tax gross-ups under our change-in-control agreements No engaging in “short sales” or trading in puts, calls or other options on McDermott’s common stock

No hedging or pledging of shares McDERMOTT 10

Thoughtful, Independent Board Provides Strong Oversight at a Critical Time for McDermott

Best Practices in Corporate Governance Well-Balanced Director Tenure

9 Separate Chairman and CEO roles 33 9 Hold Board meeting executive sessions with independent directors only present 2 9 Majority vote standard for the election of directors 9 Annual evaluations to ensure that the Board and its committees are operating effectively 9 Commitment to refresh and maintain a diverse Board < 3 Years 3—8 Years > 8 Years with relevant skill set

A Powerful Combined Skill Set Engineering Corporate Governance Global Operations Executive Leadership Oil and Gas Exploration Supply Chain Management Financial Reporting Construction Industry Private Equity Financial Reporting Corporate Strategy Core Customer Knowledge 11

McDERMOTT